                                                                    Exhibit 23.3





                        CONSENT OF INDEPENDENT AUDITORS


To the Board Of Directors
Gildan Activewear Inc.

We consent to the use of our report included in this registration statement on Form F-1 and related prospectus for the registration of Class A Subordinate Voting Shares of Gildan Activewear Inc. and to the reference to our firm under the headings "Summary Consolidated Financial Data", "Selected Consolidated Financial Data" and "Experts" therein.



/s/ KPMG LLP
Chartered Accountants


Montreal, Canada
April 15, 1999













[LOGO]